Exhibit (c)(15)

Exhibit (c)(15) Confidential Reference Materials Project Dynamo August 30, 2022

Confidential DCP | Relative Price Performance Price performance post offer announcement ($34.75 per unit announced on 8/17/2022) Trading Performance: Last Twelve Months Recent Trading Performance (1) DCP—AMZ Adj. Peer Median AMZ (2) One-Day Following Transaction Announcment (8/18/22) 10.5% 7.1% 1.3% 3.9% 1.0% 9.9% 3.1% 3.7% 2.1% 3.9% 3.0% 3.1% 3.4% Since Transaction Announcement (8/17/22) 9.7% 5.1% 1.6% 6.6% 0.5% 9.6% (0.2%) (4.8%) 3.0% 4.1% 3.0% 3.0% 4.6% 10-Days Prior to Announcement 4.1% (1.0%) 6.2% 3.0% 5.9% 7.4% 8.7% (0.4%) 7.5% 5.8% 4.3% 5.9% 5.1% 30-Days Prior to Announcement 13.7% 4.7% 8.1% 1.4% 17.2% 8.4% 41.8% 6.0% 10.5% 11.5% 4.3% 8.4% 9.0% 90-Days Prior to Announcement 5.9% 2.3% 2.3% (10.4%) 3.9% (3.1%) 25.9% (2.5%) (0.5%) (2.1%) 6.9% (0.5%) 3.6% YTD 38.8% 13.4% 8.4% 0.6% 20.0% 56.5% (8.0%) 19.9% 10.3% 34.4% 26.9% 19.9% 25.3% Last Twelve Months 43.6% 14.2% 13.5% 6.5% 27.1% 103.4% 9.1% 16.2% 23.4% 61.1% 49.5% 23.4% 29.4% (Indexed Price Performance) Undisturbed Price Closing Price (8/17/2022): (8/26/2022): $34.75 $38.13 (3) Source: FactSet as of 8/26/2022. (3) 1. Represents calendar days. 2. Reflects one-day trading performance following transaction announcement from 8/17/2022 – 8/18/2022. 3. Core Peers include AM, CEQP, DTM, ENLC, ETRN, KNTK, OKE, TRGP, and WES. 1

DCP | Relative Valuation

EV / EBITDA

2022E-2024E EBITDA CAGR	(2.6%)	3.7%	5.5%	6.9%	7.2%	5.2%	12.1%	5.6%	8.1%	2.2%



2022E 2023E 2024E
Median: 9.4x 8.4x 8.3x
EV / 2022E EBITDA
EV / 2023E EBITDA
EV / 2024E EBITDA
16.0x
12.0x
8.0x
4.0x
0.0x
8.1x 8.1x 8.5x
12.2x 11.5x 11.4x
10.4x 9.8x 9.4x
10.0x 9.3x 8.7x
9.6x 8.3x 8.3x
9.4x 9.0x 8.5x
9.2x 7.6x 7.3x
8.4x 7.9x 7.6x
8.4x 8.4x 7.2x
7.9x 7.7x 7.6x
dcp Midstream
ONEOK
DT Midstream
KINETIK
TARGA
Antero Midstream
Crestwood
ENLINK Midstream
equitrans Midstream
Western Midstream

Debt / EBITDA



2022E 2023E 2024E
Median: 3.9x 3.5x 3.4x
Debt / 2022E EBITDA
Debt / 2023E EBITDA
Debt / 2024E EBITDA
8.0x
6.0x
4.0x
2.0x
0.0x
3.0x 3.0x 3.2x
5.0x 5.0x 4.3x
4.5x 3.7x 3.6x
4.0x 3.7x 3.7x
4.0x 3.4x 3.4x
3.9x 3.7x 3.5x
3.6x 3.5x 3.3x
3.6x 3.3x 3.1x
3.4x 3.2x 3.1x
3.0x 3.0x 2.9x
dcp Midstream
equitrans Midstream
Crestwood
ONEOK
TARGA
DT Midstream
Antero Midstream
KINETIK
ENLINK Midstream
Western Midstream

Latest Quarterly Distribution Yield

2022E DCF Coverage	3.8x	1.8x	1.2x	1.6x	2.2x	2.2x	1.6x	2.5x	4.2x	7.9x



Median: 6.3%
12.0%
9.0%
6.0%
3.0%
0.0%
4.5%
9.4%
8.6%
8.2%
7.1%
6.3%
5.8%
4.4%
4.2%
2.0%
dcp Midstream
Crestwood
Antero Midstream
KINETIK
Western Midstream
equitrans Midstream
ONEOK
DT Midstream
ENLINK Midstream
TARGA

Levered FCF Yield



2022E 2023E 2024E
Median: 6.7% 11.3% 14.2%
2022E Levered FCF Yield
2023E Levered FCF Yield
2024E Levered FCF Yield
30%
25%
20%
15%
10%
5%
0%
12.9% 13.5% 13.5%
13.1% 13.8% 14.9%
11.9% 14.2% 14.5%
8.3% 10.4% 12.1%
6.7% 7.5% 8.2%
6.3% 7.2% 8.0%
4.1% 11.3% 13.1%
3.8% 6.9% 14.2%
NA 14.7% 18.0%
NA 14.3% 14.9%
dcp Midstream
KINETIK
Western Midstream
Antero Midstream
DT Midstream
ONEOK
ENLINK Midstream
equitrans Midstream
Crestwood
TARGA

Source: Public filings, FactSet, and Wall Street research as of 8/26/2022. DCP projections per Bloomberg consensus estimates as of 6/15/2022. Peer projections per FactSet as of 8/26/2022.

2

Confidential DCP | Purchase Price Ratio Analysis Purchase Price Ratio Analysis ($ in millions, except per share data) PSX SQ DCP SQ Premium to DCP 6/30/22 6/30/22 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Precedent Price as of 8/26/22 $92.18 $38.13 $40.04 $41.94 $43.85 $45.76 $47.66 $49.57 Premium Median Mean Premium / (Discount) to Undisturbed Price $89.87 2.6% $34.75 15.2% 20.7% 26.2% 31.7% 37.2% 42.6% Premium / (Discount) to 52-Week High $111.28 (17.2%) $39.54 1.3% 6.1% 10.9% 15.7% 20.5% 25.4% 2.9% 4.7% Premium / (Discount) to 52-Week VWAP $83.14 10.9% $31.60 26.7% 32.7% 38.7% 44.8% 50.8% 56.8% Premium / (Discount) to Median Analyst Target Price $112.00 (17.7%) $45.00 (11.0%) (6.8%) (2.6%) 1.7% 5.9% 10.2% Common Shares / Units Outstanding 485.7 208.4 208.4 208.4 208.4 208.4 208.4 208.4 Total Equity Value $44,768 $7,946 $8,343 $8,740 $9,138 $9,535 $9,932 $10,329 Total Debt 13,076 5,130 5,130 5,130 5,130 5,130 5,130 5,130 Preferred Equity—771 771 771 771 771 771 771 Non-Controlling Interest 297 25 25 25 25 25 25 25 Cash (2,809) (8) (8) (8) (8) (8) (8) (8) Enterprise Value $55,332 $13,864 $14,261 $14,659 $15,056 $15,453 $15,850 $16,248 Public Units Oustanding 90.0 90.0 90.0 90.0 90.0 90.0 90.0 Total Value of Public Units $3,433 $3,604 $3,776 $3,947 $4,119 $4,291 $4,462 Implied Exchange Ratio 0.414x 0.434x 0.455x 0.476x 0.496x 0.517x 0.538x Trading Comparables PSX SQ DCP SQ Peer (1) Peer (1) Transaction Enterprise Value as a Multiple of: Data Data Median Mean Comparables EBITDA 2022E $9,671 5.7x $1,713 8.1x 8.3x 8.6x 8.8x 9.0x 9.3x 9.5x 9.4x 9.5x 8.5x 2023E $8,096 6.8x $1,715 8.1x 8.3x 8.5x 8.8x 9.0x 9.2x 9.5x 8.4x 8.8x 2024E $8,185 6.8x $1,624 8.5x 8.8x 9.0x 9.3x 9.5x 9.8x 10.0x 8.3x 8.4x Equity Value as a Multiple of: Earnings per Share 2022E $11.59 8.0x $4.25 9.0x 9.4x 9.9x 10.3x 10.8x 11.2x 11.7x 16.7x 19.9x 2023E $9.32 9.9x $4.66 8.2x 8.6x 9.0x 9.4x 9.8x 10.2x 10.6x 14.0x 13.7x 2024E $9.24 10.0x $5.63 6.8x 7.1x 7.4x 7.8x 8.1x 8.5x 8.8x 12.5x 11.9x Yield Analysis: Dividends LQA $3.88 4.2% $1.72 4.5% 4.3% 4.1% 3.9% 3.8% 3.6% 3.5% 6.3% 6.2% 2022E $3.75 4.1% $1.65 4.3% 4.1% 3.9% 3.8% 3.6% 3.5% 3.3% 2023E $3.90 4.2% $1.81 4.8% 4.5% 4.3% 4.1% 4.0% 3.8% 3.7% 2024E $4.13 4.5% $1.88 4.9% 4.7% 4.5% 4.3% 4.1% 3.9% 3.8% Leverage Total Debt / EBITDA 2022E $9,671 1.4x $1,713 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.9x 3.9x 2023E $8,096 1.6x $1,715 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.5x 3.6x 2024E $8,185 1.6x $1,624 3.2x 3.2x 3.2x 3.2x 3.2x 3.2x 3.2x 3.4x 3.4x Net Debt / EBITDA 2022E $9,671 1.1x $1,713 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 2023E $8,096 1.3x $1,715 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 2024E $8,185 1.3x $1,624 3.2x 3.2x 3.2x 3.2x 3.2x 3.2x 3.2x Source: Projections per Bloomberg consensus estimates as of 6/15/2022. Market data as of 8/26/2022. 1. Peers include AM, CEQP, DTM, ENLC, ETRN, KNTK, OKE, TRGP, and WES. 3

Confidential DCP | Unitholder Cost Basis Unit Price Histogram: Last Six Months Average Daily Volume 668,937 VWAP Current (8/26/2022) 6-Month High Total Volume (‘000s) 84,955 $34.04 $38.13 $39.54 Units Outstanding Traded (x) 0.4x a as    60% Total 40% Volume 28.1% of    21.3% 20.3% % 20% 11.7% 11.0% 6.4% 0.0% Trading 1.2% 0% $24.00—$26.00 $26.01—$28.00 $28.01—$30.00 $30.01—$32.00 $32.01—$34.00 $34.01—$36.00 $36.01—$38.00 $38.01—$40.00 Volume (‘000)—1.0 9.4 10.0 23.8 18.1 5.5 17.2 % Units Traded—1.2% 11.0% 11.7% 28.1% 21.3% 6.4% 20.3% Cumulative—1.2% 12.2% 23.9% 52.0% 73.3% 79.7% 100.0% Unit Price Histogram: Last 12 Months Average Daily Volume 620,031 Total Volume (‘000s) 156,868 VWAP Current (8/26/2022) 12-Month High Units Outstanding Traded (x) 0.8x $31.60 $38.13 $39.54 a as Total 50% Volume of    25% 15.9% 20.5% 18.5% % 12.9% 11.5% 11.0% Trading 6.2% 3.5% 0% $24.00—$26.00 $26.01—$28.00 $28.01—$30.00 $30.01—$32.00 $32.01—$34.00 $34.01—$36.00 $36.01—$38.00 $38.01—$40.00 Volume (‘000) 9.7 20.2 24.9 32.2 29.0 18.1 5.5 17.2 % Units Traded 6.2% 12.9% 15.9% 20.5% 18.5% 11.5% 3.5% 11.0% Cumulative 6.2% 19.1% 35.0% 55.5% 74.0% 85.5% 89.0% 100.0% Source: Factset as of 8/26/2022. Units Outstanding Traded based on unaffiliated DCP units outstanding per public filings. 4

DCP | Trading Comparables

Core Peers Trading Comparables

($USD in millions except per unit data)	DCP Midstream	DCP Midstream Undisturbed Price (8/17/2022)	Antero Midstream	Crestwood	DT Midstream	EnLink Midstream	Equitrans Midstream	Kinetik	ONEOK	Targa	Western Midstream	Median
Unit / Share Price as of 8/26/22	$38.13	$34.75[1]	$10.49	$27.76	$57.56	$10.78	$9.51	$36.75	$64.84	$70.21	$28.25	
% of 52-week high (Close)	97%	97%	90%	86%	97%	92%	84%	82%	88%	87%	96%	88%
Fully Diluted Units / Shares Outstanding	208	208	478	109	97	479	433	135	447	227	386	
Total Equity Value	$7,946	$7,241	$5,019	$3,033	$5,568	$5,163	$4,116	$4,961	$28,975	$15,907	$10,917	
Debt	5,130	5,130	3,181	3,699	3,099	4,355	6,849	3,000	13,877	11,088	6,723	
Preferred Equity	771	771	-	666	-	1,213	682	463	0	-	-	
Noncontrolling Interest	25	25	-	434	-	-	-	-	-	-	-	
Cash	(8)	(8)	-	(304)	(345)	(18)	(115)	(5)	(136)	(154)	(97)	
Enterprise Value	$13,864	$13,160	$8,200	$7,528	$8,322	$10,713	$11,532	$8,419	$42,715	$26,841	$17,543	
Enterprise Value /												
2022E EBITDA	8.1 x	7.7 x	9.4 x	9.2 x	10.4 x	8.4 x	8.4 x	10.0 x	12.2 x	9.6 x	7.9 x	9.4 x
2023E EBITDA	8.1 x	7.7 x	9.0 x	7.6 x	9.8 x	7.9 x	8.4 x	9.3 x	11.5 x	8.3 x	7.7 x	8.4 x
2024E EBITDA	8.5 x	8.1 x	8.5 x	7.3 x	9.4 x	7.6 x	7.2 x	8.7 x	11.4 x	8.3 x	7.6 x	8.3 x
Valuation Metrics												
LQA Yield	4.51%	4.95%	8.58%	9.44%	4.45%	4.17%	6.31%	8.16%	5.77%	1.99%	7.08%	6.31%
2022E Yield	4.33%	4.75%	8.58%	9.44%	4.45%	4.17%	6.31%	8.16%	5.77%	1.99%	7.08%	6.31%
2023E Yield	4.75%	5.22%	8.58%	9.91%	4.58%	4.64%	6.31%	8.57%	5.77%	1.99%	7.08%	6.31%
2024E Yield	4.93%	5.41%	8.58%	10.41%	4.72%	5.01%	6.31%	9.01%	5.77%	1.99%	7.08%	6.31%
2022E DCF Yield	16.00%	17.56%	10.23%	17.26%	11.19%	17.43%	13.61%	13.14%	9.01%	15.85%	15.29%	13.61%
2023E DCF Yield	16.81%	18.45%	10.86%	21.11%	11.96%	18.49%	14.42%	13.77%	9.73%	17.48%	15.99%	14.42%
2024E DCF Yield	15.87%	17.41%	12.15%	22.74%	12.67%	19.27%	21.07%	14.91%	10.04%	17.29%	16.28%	16.28%
2022E FCF Yield[2]	12.88%	14.13%	8.27%	NA	6.72%	4.14%	3.85%	13.14%	6.34%	NA	11.93%	6.72%
2023E FCF Yield[2]	13.47%	14.78%	10.40%	14.68%	7.49%	11.32%	6.90%	13.77%	7.20%	14.34%	14.24%	11.32%
2024E FCF Yield[2]	13.55%	14.87%	12.15%	17.96%	8.21%	13.08%	14.18%	14.91%	7.97%	14.90%	14.54%	14.18%
2022E P / EPS	9.0x	8.2x	14.6x	53.4x	16.3x	18.6x	16.7x	12.5x	17.9x	19.7x	9.0x	16.7 x
2023E P / EPS	8.2x	7.5x	14.0x	12.5x	15.4x	17.1x	16.1x	10.6x	16.3x	13.3x	8.3x	14.0 x
2024E P / EPS	6.8x	6.2x	12.5x	10.3x	14.5x	14.2x	8.6x	9.1x	16.0x	13.8x	7.8x	12.5 x
Coverage												
2022E Coverage	3.72 x	3.72 x	1.19 x	1.83 x	2.52 x	4.18 x	2.16 x	1.61 x	1.56 x	7.95 x	2.16 x	2.16 x
2023E Coverage	3.74 x	3.74 x	1.27 x	2.13 x	2.61 x	3.99 x	2.29 x	1.61 x	1.69 x	8.77 x	2.26 x	2.26 x
2024E Coverage	3.53 x	3.53 x	1.42 x	2.18 x	2.69 x	3.85 x	3.34 x	1.66 x	1.74 x	8.67 x	2.30 x	2.30 x
Credit Statistics												
Debt / 2022E EBITDA	3.0 x	3.0 x	3.6 x	4.5 x	3.9 x	3.4 x	5.0 x	3.6 x	4.0 x	4.0 x	3.0 x	3.9 x
Debt + Pref / 2022E EBITDA[3]	3.2 x	3.2 x	3.6 x	4.9 x	3.9 x	3.9 x	5.2 x	3.8 x	4.0 x	4.0 x	3.0 x	3.9 x
Debt / 2023E EBITDA	3.0 x	3.0 x	3.5 x	3.7 x	3.7 x	3.2 x	5.0 x	3.3 x	3.7 x	3.4 x	3.0 x	3.5 x
Debt + Pref / 2023E EBITDA[3]	3.2 x	3.2 x	3.5 x	4.1 x	3.7 x	3.6 x	5.3 x	3.6 x	3.7 x	3.4 x	3.0 x	3.6 x

Source: Public filings, Wall Street research and FactSet as of 8/26/2022. DCP Balance Sheet items, projections, and common units / shares outstanding per Bloomberg estimates as of 6/15/2022.

1. *Reflects undisturbed offer price on 8/17/2022.*
2. *Calculated as levered free cash flow divided by equity value as of 8/26/2022.*
3. *Includes 50% of preferred equity.*

5

PHILLIPS 66 BARCLAYS

Confidential Precedent Transactions Precedent Asset Transaction Multiples Precedent Corporate Transaction Multiples Purchase EV / FY+1 EV / FY+1 Date Acquirer Target Price ($mm) EBITDA Date Acquirer Target Price ($mm) EBITDA 7/28/2022 $579 7.3x 6/16/2022 $3,550 7.5x 7/25/2022 (1) $1,960 12.6x 5/25/2022 $600 7.0x 5/15/2022 $756 8.2x 4/11/2022 $625 6.3x 10/26/2021 $1,800 7.2x $950 6.0x 10/21/2021 $4,475 10.9x 2,650 10.8x 9/3/2021 $10,490 12.9x 3/5/2021 $1,320 7.4x 1,275 12.8x 2/17/2021 $7,200 7.9x $485 9.7x 7/27/2020 $357 7.3x $740 14.5x 2/27/2020 $1,800 8.0x 1,030 10.3x 1/31/2019 $3,300 11.6x 9.4x Mean 9.2x 9.7x Median 8.0x Source: Public filings, Wall Street Research, FactSet, and Bloomberg consensus estimates as of 6/15/2022. 1. Initial public offer was announced on February 11, 2022. 6

Precedent Premiums Paid

Selected MLP Buy-in Transactions, 2018 - Present

Announced Date	Acquirer	Target	Total Transaction Value ($MM)[1]	Enterprise Value		Initial Price Offered	Initial Premium Offered	Final Price	Premium Paid (Days Prior to Initial Ann.)[2]		Premium Paid (Days Prior to Final Ann.)[3]		Consideration	Process
				Acquirer	Target				1-Day	30-Day VWAP	1-Day	30-Day VWAP		
7/28/2022 [4]	PBF	PBF	$579	$7,229	$1,690	NA	NA	$17.66	31.6%	11.0%	(3.4%)	13.2%	Cash and Unit Exchange	Negotiate then Ann.[4]
7/25/2022 [5]	Shell	Shell Midstream Partners	$2,608	$237,598	$9,749	$12.89	0.0%	$15.85	23.0%	23.5%	9.6%	11.6%	100% Cash	Ann. then Negotiate
4/22/2022	ERGON	BLUEKNIGHT	$400	NA	$595	$3.32	0.9%	$4.65	41.3%	42.7%	40.9%	40.7%	100% Cash	Ann. then Negotiate
10/27/2021	Phillips 66	Phillips 66 Partners	$3,466	$16,829	$13,076	$32.57	0.0%	$41.11	4.8%	7.6%	4.8%	7.6%	100% Unit Exchange	Negotiate then Ann.
8/5/2021 [6]	bp	BP Midstream Partners LP	$874	$126,182	$1,694	$13.01	0.0%	$15.12	16.2%	8.9%	17.1%	17.2%	100% Unit Exchange	Ann. then Negotiate
2/5/2021 [7]	Chevron	noble	$1,149	$201,401	$2,872	$12.47	0.0%	$14.56	16.7%	18.7%	(3.3%)	5.8%	100% Unit Exchange	Ann. then Negotiate
10/5/2020 [8]	TC Energy	TC PipeLines, LP	$2,829	$74,892	$3,361	$27.31	5.4%	$30.95	19.5%	15.1%	0.6%	(0.7%)	100% Unit Exchange	Ann. then Negotiate
7/27/2020	CNX	CNX	$693	$4,419	$1,312	$8.38	4.5%	$8.47	28.1%	29.1%	28.1%	29.1%	100% Unit Exchange	Negotiate then Ann.
11/26/2018	ARCLIGHT	TransMontaigne Partners LP	$536	NA	$1,246	$38.00	4.4%	$41.00	12.6%	9.5%	12.6%	9.5%	100% Cash	Negotiate then Ann.
11/8/2018	Western Gas	Western Gas	$8,965	$7,251	$12,230	$43.77	5.0%	$50.33	7.6%	14.3%	7.6%	14.3%	100% Unit Exchange	Negotiate then Ann.
10/18/2018	Valero	Valero	$1,850	$50,344	$3,660	$40.00	10.7%	$42.25	6.0%	10.2%	6.0%	10.2%	100% Cash	Negotiate then Ann.
9/19/2018 [9]	Dominion Energy	Dominion	$2,634	$86,611	$6,683	$17.75	0.0%	$18.22	2.6%	8.8%	0.5%	1.0%	100% Unit Exchange	Ann. then Negotiate
8/1/2018			$60,345	$26,932	$80,353	$21.32	5.0%	$23.59	11.2%	17.5%	11.2%	17.5%	100% Unit Exchange	Negotiate then Ann.
5/29/2018 [10]	CVR Energy	CVR refining	$300	$5,332	$3,262	$21.86	(1.1%)	$21.86	(1.1%)	9.2%	(1.1%)	9.2%	100% Unit Exchange	Tender Offer
5/17/2018 [11]	ENBRIDGE	Spectra Energy Partners	$4,779	$123,056	$27,256	$33.10	0.0%	$40.00	20.8%	18.4%	5.7%	6.8%	100% Unit Exchange	Ann. then Negotiate
5/17/2018 [12]	ENBRIDGE	ENBRIDGE	$10,010	$121,978	$14,694	$10.08	0.0%	$11.48	13.9%	16.4%	2.1%	0.3%	100% Unit Exchange	Ann. then Negotiate
5/17/2018	Williams	Williams Partners L.P.	$15,105	$29,816	$55,383	$36.94	5.2%	$40.89	6.4%	11.2%	6.4%	11.2%	100% Unit Exchange	Negotiate then Ann.
3/27/2018	TALLGRASS GP	TALLGRASS	$3,224	$3,418	$4,942	$41.34	(0.5%)	$35.42	0.6%	(8.1%)	0.6%	(8.1%)	100% Unit Exchange	Negotiate then Ann.

Source: Price data per FactSet. Transaction value and consideration paid based on public filings, company press releases, and investor presentations.

1. *Transaction value includes only un-affiliated and proportional net debt.*
2. *Premium paid to initial announcement represents the premium based on the final agreed upon price relative to the original offer's unaffected date.*
3. *Premium paid to final announcement represents the premium based on the final agreed upon price relative to the final announcement's unaffected date.*
4. *Initial price offered not yet disclosed. Transaction value and premium reflect unaffected PBF price as of 7/27/2022. Initial announcement date reflects filing of Schedule 13D/A on June 24, 2022.*
5. *Shell / Shell Midstream Partners LP based on revised offer announced 7/25/2022. Premium paid based on closing price prior to original announcement on 2/11/2022.*
6. *BP / BP Midstream Partners LP based on revised offer announced 12/20/2021. Premium paid based on closing price prior to original announcement on 8/4/2021.*
7. *Chevron / Noble Midstream Partners based on revised offer announced 3/5/2021. Premium paid based on closing price prior to original announcement on 2/4/2021.*
8. *TC Energy / TC Pipeline based on revised offer announced 12/15/2020. Premium paid based on closing price prior to original announcement on 10/5/2020.*
9. *Dominion Energy / Dominion Energy Midstream based on revised offer announced 11/23/2018. Premium paid based on closing price prior to original announcement on 9/8/2018.*
10. *Reflects the 5/29/18 exchange offer; CVI announced it would exercise the call right on 1/17/19.*
11. *Enbridge / Spectra premiums based on revised offer announced on 8/24/2018. Enbridge price performance based on original announcement on 5/17/2018.*
12. *Enbridge / Enbridge Energy Partners based on revised offer announced 9/18/2018. Enbridge price performance based on original announcement on 5/17/2018.*

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Precedent Premiums Paid *(cont'd)*

Selected MLP Buy-in Transactions, 2016 - 2017

Announced Date	Acquirer	Target	Total Transaction Value ($MM)[1]	Enterprise Value: Acquirer	Enterprise Value: Target	Initial Price Offered	Initial Premium Offered	Final Price	Premium Paid (Days Prior to Initial Ann.)[2]: 1-Day	Premium Paid (Days Prior to Initial Ann.)[2]: 30-Day VWAP	Premium Paid (Days Prior to Final Ann.)[3]: 1-Day	Premium Paid (Days Prior to Final Ann.)[3]: 30-Day VWAP	Consideration	Process
11/8/2017	Delek	ALON USA	$173	$6,613	$845	$11.80	3.0%	$13.92	3.0%	11.5%	3.0%	11.5%	100% Unit Exchange	Negotiate then Ann.
8/29/2017	ZE Zenith Energy	Arc	$657	NA	$657	$14.50	0.4%	$16.50	15.2%	12.4%	15.2%	12.4%	100% Cash	Negotiate then Ann.
5/18/2017	Energy Transfer Partners	PennTex	$651	NA	$963	$20.00	20.1%	$20.00	20.1%	20.4%	20.1%	20.4%	100% Cash	Tender Offer
4/4/2017			$157	NA	$594	$16.80	5.8%	$17.30	5.8%	5.6%	5.8%	5.6%	100% Cash	Tender Offer
3/2/2017	vtti	vtti energy partners	$781	NA	$1,470	$18.75	1.9%	$19.50	6.0%	5.6%	4.3%	3.4%	100% Cash	Ann. then Negotiate
1/27/2017	ENBRIDGE	Midcoast Energy Partners	$1,656	$77,129	$9	$6.25	(4.6%)	$8.00	(8.6%)	1.8%	(8.6%)	1.8%	100% Cash	Negotiate then Ann.
11/1/2016	TransCanada	Columbia Pipeline Partners	$5,180	$77,381	$14	$15.75	2.9%	$17.00	11.1%	16.0%	6.3%	5.2%	100% Cash	Ann. then Negotiate

All Transactions

	Initial Premium Offered	Initial Ann. 1-Day	Initial Ann. 30-Day VWAP	Final Ann. 1-Day	Final Ann. 30-Day VWAP
Mean	2.9%	11.8%	13.6%	8.2%	10.2%
Median	1.4%	11.2%	11.9%	5.9%	9.4%
High	20.1%	41.3%	42.7%	40.9%	40.7%
Low	(4.6%)	(8.6%)	(8.1%)	(8.6%)	(8.1%)

100% Cash Transactions

	Initial Premium Offered	Initial Ann. 1-Day	Initial Ann. 30-Day VWAP	Final Ann. 1-Day	Final Ann. 30-Day VWAP
Mean	4.3%	13.3%	14.8%	11.2%	12.1%
Median	2.4%	11.9%	11.3%	7.9%	9.8%
High	20.1%	41.3%	42.7%	40.9%	40.7%
Low	(4.6%)	(8.6%)	1.8%	(8.6%)	1.8%

Source: Price data per FactSet. Transaction value and consideration paid based on public filings, company press releases, and investor presentations.
1. *Transaction value includes only un-affiliated and proportional net debt.*
2. *Premium paid to initial announcement represents the premium based on the final agreed upon price relative to the original offer's unaffected date.*
3. *Premium paid to final announcement represents the premium based on the final agreed upon price relative to the final announcement's unaffected date.*

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Confidential DCP | Equity Analyst Price Targets Research Price Targets (1) (2) Price Targets ($ / share) Median Analyst Target Price Premium / (Discount) to: Premium / (Discount) % to Current Price Current Price 18% Current: $70.21 $100.00 1 $91.00 0. Current: $80.00 $64.84 0. Current: $57.56 $69.00 0. Median $59.50 $60.00 0. Price Current: Current: $36.75 Target: Current: 0. $45.00 $45.00 $45.00 $45.00 $45.00 $27.76 $45.00 $42.00 $28.25 $40.00 $38.00 $36.00 0. Current 30% $33.00 DCP: Current: Current: 0. Current: $38.13 18% 18% 18% $10.49 30% $10.78 17% $9.51 $20.00 14% 0. $11.00 $12.00 $10.00 18% 18% 3% 6% 5% 0. 5% 11% (0%) $0.00 0 2 3 4 5 7 8 10 11 13 14 15 8/18/2022 8/17/2022 8/17/2022 8/8/2022 8/8/2022 8/2/2022 Analyst Recommendation Buy ✓ ✓ ✓ ✓ ✓ 1 5 5 2 3 2 4 11 6 Hold ~ 3 1 0 4 4 0 9 0 2 Sell 1 0 0 0 0 0 0 0 0 Source: FactSet as of 8/26/2022. 5 6 5 6 7 2 13 11 8 1. Includes available reports from reputable brokers since Q2’22 earnings release that have provided a price target. 2. Peer group price targets reflect average analyst price target. 9

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